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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Corporate Property Associates 17 – Global Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CPA®:17 GLOBAL

2018 Proxy Statement

Corporate Property Associates 17 – Global

Investing for the Long Run®

W. P. CAREY

Notice of Annual Meeting of Stockholders to be Held Wednesday, June 13, 2018

April 20, 2018

Dear CPA:17 – Global Stockholder,	How to Vote

On Wednesday, June 13, 2018, Corporate Property Associates 17 –
Global Incorporated, a Maryland corporation ("CPA:17 – Global"), will hold its 2018 Annual Meeting of Stockholders (the "Annual Meeting")
at CPA:17 – Global's executive offices, 50 Rockefeller Plaza, New York, New York, 10020. The meeting will begin at 12:00 p.m. local time.	INTERNET	PHONE	MAIL	IN PERSON

We are holding the Annual Meeting:

•

to consider and vote upon a proposal to elect four Directors to serve until the 2019 annual meeting and until their respective successors are duly elected and qualify;

•

to ratify the appointment of PricewaterhouseCoopers LLP as CPA:17 – Global's Independent Registered Public Accounting Firm for 2018; and

•

to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only stockholders of record who owned stock at the close of business on April 10, 2018 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

CPA:17 – Global mailed this Proxy Statement, proxy card and its Annual Report to stockholders on or about April 26, 2018.

By Order of the Board of Directors

Whether or not you attend, it is important that your shares be represented and voted at the Annual Meeting.

You may vote your shares by telephone or through the Internet. Instructions for using these services are set forth on the enclosed proxy card.

You may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the business reply envelope provided. If you attend the Annual Meeting, you may withdraw your previously submitted proxy and vote in person.

Important Notice Regarding Availability of Proxy Materials For the 2018 Annual Meeting of Shareholders to Be Held on June 13, 2018:

This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

Susan C. Hyde
Chief Administrative Officer and Secretary

\ Table of Contents

1	Questions & Answers

3	Proposal One: Election of Directors

	3	Nominating Procedures

	4	Nominees for the Board of Directors

	7	Executive Officers

8	Audit Committee Matters

9	Report of the Audit Committee

	10	Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2017 and 2016

	10	Pre-Approval by Audit Committee

	11	Board's Role in Risk Oversight and its Leadership Structure

	11	Board Meetings and Directors' Attendance

	11	Compensation of Directors and Executive Officers—Fiscal 2017

	12	Board Report on Executive Compensation

	12	Compensation Committee Interlocks and Insider Participation

13	Securities Ownership of Certain Beneficial Owners and Management

	13	Code of Ethics

	13	Certain Relationships and Related Transactions

	14	Policies and Procedures With Respect to Related Party Transactions

15	Section 16(a) Beneficial Ownership Reporting Compliance

16	Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

	16	Stockholder Communications

CORPORATE PROPERTY ASSOCIATES 17 – GLOBAL INCORPORATED

PROXY STATEMENT
APRIL 20, 2018

Questions & Answers

The accompanying proxy is solicited by the Board of Directors of Corporate Property Associates 17 – Global Incorporated, a Maryland corporation, for use at its 2018 annual meeting of stockholders (the "Annual Meeting") to be held on June 13, 2018 at 50 Rockefeller Plaza, New York, New York, 10020 at 12:00 p.m. local time, or any postponement or adjournment thereof. As used herein, "CPA:17 – Global," the "Company," "we" and "us" refer to Corporate Property Associates 17 – Global Incorporated.

Who is soliciting my proxy?

The Board of Directors of CPA:17 – Global is sending you this Proxy Statement and enclosed proxy card.

Who is entitled to vote at the Annual Meeting?

Stockholders of record of CPA:17 – Global as of the close of business on April 10, 2018 (the "record date") are entitled to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

How many shares may vote?

At the close of business on the record date, CPA:17 – Global had 351,488,844 shares outstanding and entitled to vote. Every stockholder is entitled to one vote for each share held.

How do I vote?

You may vote your shares by either attending the Annual Meeting or authorizing a proxy by mail, by telephone or on the Internet. To authorize a proxy, sign and date the enclosed proxy card and return it in the enclosed envelope, or follow the instructions on the enclosed proxy card for authorizing your proxy by telephone or on the Internet. If you return your proxy card by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees listed in Proposal One and FOR the ratification of the appointment of our independent registered public accounting firm in Proposal Two, and in the discretion of the proxy holders if any other matter properly comes before the meeting. We suggest that you return a proxy card even if you plan to attend the Annual Meeting.

May I revoke my proxy?

Yes, you may revoke your proxy at any time before the meeting by notifying CPA:17 – Global's Chief Administrative Officer and Secretary, Susan C. Hyde, in writing or submitting a new proxy card, or by voting in person at the Annual Meeting. The mailing address of CPA:17 – Global is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

What is a quorum?

A quorum is the presence, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting. There must be a quorum for the meeting to be held. In accordance with Maryland law, abstentions, withholds and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. For purposes of determining the approval of any matter submitted to the stockholders for a vote, however, the election inspectors will treat abstentions and broker non-votes as unvoted.

What vote is needed to approve the election of each of the nominees as Director and the ratification of the appointment of the independent registered public accounting firm?

The affirmative vote of the holders of a majority of our shares, present in person or by proxy, at a duly called meeting of stockholders is required to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected. No stockholder shall have the right to cumulative votes.

Proxy Statement and Notice of 2018 Annual Meeting      |     1

Questions & Answers

Similarly, the affirmative vote of a majority of the votes cast by shares present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

Unless otherwise required by our Charter or Maryland law, other matters properly submitted for approval by the stockholders must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.

How is my vote counted?

If you properly execute a proxy card in the accompanying form, and we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy card. If no specification is made, the shares will be voted FOR the nominees for Director in Proposal One, FOR the ratification of the appointment of our independent registered public accounting firm in Proposal Two and as recommended by our Board of Directors with regard to all other matters in its discretion.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, who will determine whether or not a quorum is present.

How will voting on stockholder proposals be conducted?

We do not know of other matters that are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy card gives authority to the persons named therein to vote your shares on those matters in accordance with their discretion.

Who will pay the cost for this proxy solicitation and how much will it cost?

CPA:17 – Global will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our advisor and affiliate, Carey Asset Management Corp., and/or its affiliates (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. We intend to retain a solicitation firm, Broadridge Investor Communications Solutions, Inc., to assist in the solicitation of proxies for a fee estimated to be up to $40,000, plus out-of-pocket expenses. We may ask banks, brokers, and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

2      |     Proxy Statement and Notice of 2018 Annual Meeting

Proposal One: Election of Directors

At the Annual Meeting, you and the other stockholders will elect four Directors, each to hold office until the next Annual Meeting of stockholders and until his or her successor is duly elected and qualifies, except in the event of death, resignation or removal. If a nominee is unavailable for election, the Board of Directors may reduce its size or designate a substitute.

If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is currently a member of the Board of Directors.

The Board recommends a vote FOR each of the nominees.

Nominating Procedures

CPA:17 – Global's Board of Directors has not designated a separate nominating committee. The Board of Directors does not believe that a separate nominating committee is necessary because the full Board of Directors develops and reviews background information for all candidates for the Board of Directors, including those recommended by stockholders. Pursuant to our Charter, the Independent Directors act together to evaluate and nominate other Independent Directors. If there are no Independent Directors at a particular time, then Independent Directors shall be nominated by the full Board of Directors.

Any stockholders entitled to vote at any regular or special meeting of stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees that the Board of Directors recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Board of Directors. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, his or her name will be included in the Proxy Statement and proxy card for the stockholder meeting at which his or her election is recommended.

Assuming that appropriate biographical and background material is provided for Director candidates recommended by stockholders, the Board of Directors will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or by other persons. The process followed by the Board of Directors to identify and evaluate candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Board of Directors. The Board of Directors is authorized to retain advisors and consultants and to compensate them for their services. The Board of Directors did not retain any such advisor or consultant during 2017.

In considering whether to recommend any candidate for inclusion in the Board of Directors' slate of recommended Director nominees, including candidates recommended by stockholders, the Board of Directors will apply the criteria set forth in our Charter and will also consider the candidate's integrity, business acumen, age, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Stockholders may nominate individuals for election to the Board of Directors by complying with the notice procedures set forth in our Bylaws. Please see the section titled "Stockholder Communications" in this Proxy Statement for a description of the notice procedures and the address to which such notice should be sent.

Proxy Statement and Notice of 2018 Annual Meeting      |     3

Proposal One: Election of Directors

The nominating stockholder's notice must set forth, as to each individual whom the stockholder proposes to nominate for election or re-election as a Director:

•
the name, age, business address and residence address of such individual;

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the class, series and number of any shares of CPA:17 – Global stock that are beneficially owned by such individual;

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the date such shares were acquired and the investment intent of such acquisition; and

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all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

Also, the stockholder giving notice must provide:

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as to such stockholder and any Stockholder Associated Person*: the class, series and number of all shares of CPA:17 – Global stock owned, if any; and if any shares are owned beneficially, but not of record, the nominee holder and number of shares owned;

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as to such stockholder and any Stockholder Associated Person, the name and address of such stockholder, as they appear on CPA:17 – Global's stock ledger; and the current name and address, if different, of such Stockholder Associated Person; and
•
to the extent known by such stockholder, the name and address of any other stockholder supporting the nominee for election or re-election as a Director.

The Board of Directors may require any proposed nominee to furnish such other information as may reasonably be required by CPA:17 – Global or the Board of Directors to determine the eligibility of such proposed nominee to serve as a Director. The Board of Directors will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of stockholders held for purposes of voting on the proposed nominee's election shall, if the facts warrant, determine and declare to the stockholders at such meeting that a nomination was not made in accordance with the foregoing procedures. If the chairman should so determine, he or she shall declare that the defective nomination shall be disregarded.

Nominees for the Board of Directors

Unless otherwise specified, proxies will be voted FOR the election of the named nominees.

Detailed biographical and other information on each nominee for election to the Board of Directors is provided below. Following each nominee's biographical information, we have provided information concerning the particular attributes, experience and/or skills that have led the Board of Directors to determine that each nominee should serve as a Director.

*
"Stockholder Associated Person" of any stockholder means: (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of CPA:17 – Global stock owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

4      |     Proxy Statement and Notice of 2018 Annual Meeting

Nominees for the Board of Directors

JASON E. FOX Age: 45 Director Since 2018
Mr. Fox has served as Chief Executive Officer, President and a Director of the Company and Corporate Property Associates 18 – Global Incorporated ("CPA:18 – Global" and, together with the Company, the "CPA REITs") since January 2018. The CPA REITs are publicly-owned, non-listed real estate investment trusts ("REITs") sponsored by W. P. Carey Inc. ("WPC"), the parent company of our advisor. As of January 2018, Mr. Fox also serves as Chief Executive Officer and a Director of WPC, and as Chairman and a Director of Carey Watermark Investors Incorporated ("CWI 1") and Carey Watermark Investors 2 Incorporated ("CWI 2"), both of which are also publicly owned, non-listed REITs sponsored by WPC. Mr. Fox brings to the Board of Directors over 16 years of business and investment experience, having been responsible, most recently as Head of Global Investments for WPC, for sourcing, negotiating, and structuring acquisitions on behalf of WPC and the CPA REITs since joining WPC in 2002. He has a deep understanding of the Company's business and its investment strategies. Mr. Fox received his B.S. in Civil Engineering and Environmental Science from the University of Notre Dame and his M.B.A. from Harvard Business School. As our Chief Executive Officer, overseeing both the investment and asset management activities of the Company, Mr. Fox makes information and insight about the Company's business directly available to the Directors in their deliberations.
MARSHALL E. BLUME* Age: 77 Director Since 2008

Dr. Blume serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. He has also served as a Director of CPA:18 – Global since April 2013. Dr. Blume also served as a Director of Corporate Property Associates 16 Incorporated ("CPA:16 – Global") from June 2011 to January 2014. Dr. Blume is the Howard Butcher III Professor, Emeritus, of Financial Management at the Wharton School of the University of Pennsylvania and Director Emeritus of the Rodney L. White Center for Financial Research, also at the Wharton School. Dr. Blume has been associated with the Wharton School since 1967. Dr. Blume has also been a partner in Prudent Management Associates, a registered investment advisory firm, since 1982, and Chairman and President of Marshall E. Blume, Inc., a consulting firm, for over 25 years. He is currently a member of the Board of Managers of the Measey Foundation, which is dedicated to the support of medical education in the Philadelphia area. He is a member of the Board of Managers, Episcopal Church, Eastern Diocese, and the Financial Economist Roundtable. Dr. Blume is a former trustee of Trinity College (Hartford) and the Rosemont School. Dr. Blume received his S.B. from Trinity College and both his M.B.A. and Ph.D. from the University of Chicago. Dr. Blume's qualifications for service on our Board include his distinguished academic career at a leading educational institution, his expertise in the field of economics and finance, and his involvement in several charitable and industry organizations.

*
Independent Director

Proxy Statement and Notice of 2018 Annual Meeting      |     5

Nominees for the Board of Directors

ELIZABETH P. MUNSON* Age: 61 Director Since 2007
Ms. Munson serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. Ms. Munson has also served as a Director of CPA:18 – Global since April 2013 and as Non-Executive Chairman of the Board of Directors since May 2013. She also served as a Director of CPA:16 – Global from April 2004 to January 2014. Ms. Munson is the Chairman of the Board and President of Rockefeller Trust Company, N.A. and President of, and a Director of The Rockefeller Trust Company (Delaware), having joined those companies in June 2001. Ms. Munson is also a member of the Executive Committee and the Operating Committee of, Rockefeller Capital Management. Prior to joining Rockefeller, she was a partner in the Private Clients Group of the law firm White & Case LLP from January 1993 to June 2001 and an associate at White & Case LLP from October 1983 to December 1992. Ms. Munson is Chair of the Board of Directors of Lenox Hill Neighborhood House; a member of the Board of Managers, Vice President and Secretary of Sheltering Arms Children and Family Services, Inc.; and a member of the Board of Directors of the Cancer Schmancer Foundation. Ms. Munson received her B.A. from Yale College, her J.D. from Harvard Law School and her Masters in Tax Law from New York University School of Law. Ms. Munson's qualifications for service on our Board include her executive experience with a leading investment and wealth management firm, her prior legal experience and her involvement in several charitable organizations.
RICHARD J. PINOLA* Age: 72 Director Since 2010

Mr. Pinola serves as an Independent Director and member of the Audit Committee of the Board of Directors (including as Chairman of the Audit Committee since March 2014 and as Non-Executive Chairman of the Board since December 2017). He has also served as a Director of CPA:18 – Global since April 2013. He also served as a Director of CPA:16 – Global from August 2006 to January 2014 and as Non-Executive Chairman of the Board of Directors from September 2012. Mr. Pinola served as Chief Executive Officer and Chairman of Right Management Consultants from 1994 through 2004. He served as a Director of that company from 1990 and as Chief Executive Officer from 1992 until Right Management was purchased by Manpower Inc. Prior to joining Right Management Consultants, Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company, an $8 billion diversified financial services firm. He was also a certified public accountant with PriceWaterhouse & Co. (now PricewaterhouseCoopers LLP). Mr. Pinola served as a Director of Bankrate.com from June 2011 to October 2017, having previously served in that capacity from October 2004 to September 2009. He is also on the Boards of the Visiting Nurses Association and King's College. He has also served on the boards of directors of the American Lung Association, Janney Montgomery Scott LLC, the Life Office Management Association and the Horsham Clinic. Mr. Pinola was the Founder and Director of The Living Wills Archive Company and a Founder and board member of the Mutual Association for Professional Services. Mr. Pinola received his B.S. in Accounting from King's College. Mr. Pinola's qualifications for service on our Board include his extensive executive experience, his knowledge of accounting and his involvement in several charitable organizations.

*
Independent Director

6      |     Proxy Statement and Notice of 2018 Annual Meeting

Executive Officers

JASON E. FOX Age: 45 Director Since 2018	Mr. Fox became an executive officer when he became our CEO and President on January 1, 2018. Since he is also a Board member, his biography appears on page 5 in Proposal One: Election of Directors.
MALLIKA SINHA Age: 40

Ms. Sinha has served as Chief Financial Officer of the Company, CPA 18 – Global, CWI 1 and CWI 2 since March 2017 and as a Managing Director of WPC since that same date. Ms. Sinha previously served as the Company's Executive Director—Corporate Finance from January 2016 to March 2017, having served as Senior Vice President—Corporate Finance from February 2015 to December 2015. She joined W. P. Carey in June 2011 as Senior Vice President and head of Accounting Policy and oversaw the establishment of company-wide accounting policies and reviewed complex accounting transactions. Before joining WPC, Ms. Sinha started her career in 1999 with PricewaterhouseCoopers LLP and worked in its Mumbai and New York offices until 2011. At PricewaterhouseCoopers LLP, she worked in a variety of roles, last serving as Director—Transaction Services, where she advised clients on financing transactions, divestitures and mergers and acquisitions. She is a Chartered Accountant from India and received her Bachelor of Commerce degree from the University of Mumbai, India.

Proxy Statement and Notice of 2018 Annual Meeting      |     7

Audit Committee Matters

Audit Committee
Our Board of Directors has established a standing Audit Committee. The Audit Committee meets on a regular basis at least quarterly and throughout the year as necessary. The Audit Committee's primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, compliance with legal and regulatory requirements and independence qualifications, and performance of our internal audit function and Independent Registered Public Accounting Firm, all in accordance with the Audit Committee charter. The Directors who serve on the Audit Committee are all "independent" as defined in our Bylaws, the New York Stock Exchange listing standards and applicable rules of the Securities and Exchange Commission ("SEC"). The Audit Committee is currently comprised of Marshall E. Blume, Elizabeth P. Munson and Richard J. Pinola (Chairman). Our Board of Directors has determined that Mr. Pinola, an Independent Director, is a "financial expert" as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). Our Board of Directors has adopted a formal written charter for the Audit Committee, which can be found on our website (www.cpa17global.com) in the "Corporate Governance" section.

8      |     Proxy Statement and Notice of 2018 Annual Meeting

Report of the Audit Committee

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that we incorporate it by specific reference.

The Audit Committee reports as follows with respect to the audit of CPA:17 – Global's fiscal 2017 audited financial statements.

The Audit Committee held eight regularly scheduled meetings during 2017.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with the management of CPA:17 – Global.

Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company's outside or external auditors, PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm is responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee reviews the performance of the Company's internal audit function and the qualification of its audit personnel. The Audit Committee does not prepare financial statements or conduct audits.

The Audit Committee has discussed with the Company's Independent Registered Public Accounting Firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm's communication with the Committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence from CPA:17 – Global. Based on review and discussions of CPA:17 – Global's audited financial statements with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2017 be included in the Company's Annual Report on Form 10-K for filing with the SEC.

    Submitted by the Audit Committee:

    Richard J. Pinola, Chairman
    Marshall E. Blume
    Elizabeth P. Munson

Proxy Statement and Notice of 2018 Annual Meeting      |     9

Report of the Audit Committee

Fees Billed By PricewaterhouseCoopers LLP During Fiscal Years 2017 and 2016

The following table sets forth the approximate aggregate fees billed to CPA:17 – Global during fiscal years 2017 and 2016 by PricewaterhouseCoopers LLP, categorized in accordance with the rules and regulations of the SEC:

	2017	2016

Audit Fees(1)	$1,632,660	$1,458,708

Audit-Related Fees	—	—

Tax Fees	710,929	528,666

All Other Fees	—	—

Total Fees	$2,343,589	$1,987,374

(1)
Audit Fees: this category consists of fees for professional services rendered for the audits of CPA:17 – Global's audited 2017 and 2016 financial statements and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 for each of the 2017 and 2016 fiscal years.

Pre-Approval by Audit Committee

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with such pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

If a non-audit service is required before the Audit Committee's next scheduled meeting, the Committee has delegated to its Chairman, Mr. Pinola, the authority to approve such services on its behalf, provided that such action is reported to the Committee at its next meeting.

10      |     Proxy Statement and Notice of 2018 Annual Meeting

Compensation of Directors and Executive Officers—Fiscal 2017

Board's Role in Risk Oversight and its Leadership Structure

Our advisor is charged with assessing and managing risks associated with our business on a day-to-day basis. We rely on our advisor's internal processes to identify, manage and mitigate material risks and to communicate with our Board of Directors. The Board of Directors' role is to oversee the advisor's execution of these responsibilities and to assess the advisor's approach to risk management on our behalf. The Board of Directors exercises this role periodically as part of its regular meetings and through meetings of its Audit Committee. The Board of Directors and the Audit Committee receive reports at their regular meetings from representatives of our advisor on areas of material risk to CPA:17 – Global, including operational, financial, legal, regulatory, strategic and reputational risk, in order to review and understand risk identification, risk management and risk mitigation strategies.

We maintain separate roles for our Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. Our Non-Executive Chairman of the Board, Mr. Pinola, one of our Independent Directors, presides over meetings of the full Board of Directors and, when necessary, acts as the primary liaison between our Independent Directors and our advisor. Our Independent Directors meet regularly in executive session and maintain an open line of communication with our Chief Executive Officer. Our Board appointed Mr. Pinola as Non-Executive Chairman of the Board of Directors in December 2017. Our Board believes that Mr. Pinola is well-suited for his role as Chairman based on his extensive board and executive level experience.

Our Chief Executive Officer, who is also the Chief Executive Officer of WPC, has the general responsibility for implementing our policies and for the management of our business and affairs. Mr. Mark J. DeCesaris served as our Chief Executive Officer and President, as well as a member of our Board of Directors, from February 10, 2016 to December 31, 2017, when he retired from his positions as our Chief Executive Officer and President, as well as a member of our Board of Directors, in connection with his retirement as the Chief Executive Officer of WPC effective as of that date. On January 1, 2018, Mr. Fox succeeded Mr. DeCesaris as our Chief Executive Officer and President, and joined our Board of Directors.

Board Meetings and Directors' Attendance

There were five regular Board of Directors meetings, one additional Board of Directors meeting, and eight Audit Committee meetings held in 2017, and each Director attended at least seventy-five percent of the aggregate Audit Committee meetings and Board meetings held during the year while he or she was a Director. The Board of Directors of CPA:17 – Global does not have standing nominating or compensation committees. Although there is no specific policy regarding Director attendance at meetings of stockholders, Directors are invited and encouraged to attend. All of our Directors attended the 2017 annual meeting of stockholders held on June 14, 2017.

Compensation of Directors and Executive Officers—Fiscal 2017

We have no employees. Day-to-day management functions are performed by our advisor. During 2017, we did not pay any compensation to our Executive Officers. We have not paid, and do not intend to pay, any annual compensation to our Executive Officers for their service as officers. In addition, we do not reimburse our advisor for compensation or benefits paid to our Executive Officers, however, we reimburse our advisor for the services of personnel other than our Executive Officers. Please see the section titled "Certain Relationships and Related Transactions" for a description of the contractual arrangements between us and our advisor and its affiliates.

CPA:17 – Global pays to each of its Directors who are not officers an annual cash retainer of $50,000 and an annual grant of $25,000 of shares of common stock (valued based upon the most recently published estimated net asset value per share ("NAV"). In addition, the Chairman of our Audit Committee in 2017, Mr. Pinola, received an annual cash retainer of $10,000 during the year. Mr. DeCesaris, who was a member of CPA:17 – Global's Board of Directors until December 31, 2017, did not receive compensation for serving as a Director. During the quarter ended September 30, 2017, the Board of Directors formed a Special Committee of Independent Directors to begin the process of evaluating possible liquidity alternatives for our shareholders, for which each Independent Director was paid a cash retainer of $65,000, except for the Chairman of the Special Committee, Mr. Pinola, who received a retainer of $80,000.

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Compensation of Directors and Executive Officers—Fiscal 2017

2017 Director Compensation Table

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Marshall E. Blume	$115,000	$25,000	$402	$140,402

Elizabeth P. Munson	115,000	25,000	402	140,402

Richard J. Pinola	140,000	25,000	402	165,402

James D. Price	115,000	25,000	402	140,402

	$485,000	$100,000	$1,608	$586,608

(1)
Amounts in the "Stock Awards" column reflect the grant date fair value of awards of shares of our common stock granted for 2017, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, related to the annual grant of shares of our common stock on July 3, 2017. The grant date fair values of awards were calculated by multiplying the number of shares granted by $10.11, our NAV at the time of the grant date.
(2)
All Other Compensation reflects dividends paid during 2017 on the stock awards set forth in the table.

Board Report on Executive Compensation

SEC regulations require the disclosure of the compensation policies applicable to Executive Officers in the form of a report by the compensation committee of the Board of Directors (or a report of the full Board of Directors in the absence of a compensation committee). As noted above, CPA:17 – Global has no employees, paid no direct compensation and made no executive compensation decisions during 2017. As a result, CPA:17 – Global has no compensation committee, and the Board of Directors has not considered a compensation policy for employees and has not included a report with this Proxy Statement. Pursuant to the advisory agreement, CPA:17 – Global reimbursed our advisor for CPA:17 – Global's proportional share of the cost incurred during 2017 by the advisor and other affiliates of WPC in paying for expenses related to personnel other than our Executive Officers. Please see the section titled "Certain Relationships and Related Transactions" for details regarding reimbursements to WPC and its affiliates of personnel expenses pursuant to the advisory agreement.

Compensation Committee Interlocks and Insider Participation

As noted above, CPA:17 – Global's Board of Directors has not appointed a compensation committee. None of the members of CPA:17 – Global's Board of Directors are involved in a relationship requiring disclosure as an interlocking Executive Officer/Director, under Item 404 of Regulation S-K, or as a former officer or employee of CPA:17 – Global.

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Securities Ownership of Certain Beneficial Owners and Management

"Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. We know of no stockholder who beneficially owned more than 5% of the outstanding shares.

The following table shows how many shares of CPA:17 – Global's common stock were owned, as of March 31, 2018, by the Directors and Named Executive Officers, which under SEC Regulations consists of our Chief Executive Officer and our Chief Financial Officer. Directors and Named Executive Officers who owned no shares are not listed in the table. The business address of the Directors and Named Executive Officers listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, NY 10020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class

Marshall E. Blume	24,936		*

Elizabeth P. Munson	28,142		*

Richard J. Pinola	48,926	(2)	*

All Directors and Executive Officers as a Group (5 Individuals)	102,005		*

*
Less than 1%
(1)
Share amounts may not sum to total due to rounding of fractional shares.
(2)
Includes 17,098 shares owned by Mr. Pinola's wife. Mr. Pinola disclaims beneficial ownership of these shares.

Code of Ethics

CPA:17 – Global's Board of Directors has adopted a Code of Ethics that sets forth the standards of business conduct and ethics applicable to all of our officers, including our Executive Officers and Directors. This code is available on the Company's website (www.cpa17global.com) in the "Corporate Governance" section. We also intend to post amendments to or waivers from the Code of Ethics at this location on the website.

Certain Relationships and Related Transactions

Until December 31, 2017, Mr. DeCesaris served as a member of our Board of Directors and as our Chief Executive Officer and President; he also served as the Chief Executive Officer and a Director of WPC, the parent company of our advisor. Effective as of December 31, 2017, Mr. DeCesaris retired from his positions as a member of our Board of Directors and as our Chief Executive Officer and President in connection with his retirement as Chief Executive Officer of WPC effective as of that date. On January 1, 2018, Mr. Fox succeeded Mr. DeCesaris as our Chief Executive Officer and President, as well as a member of our Board of Directors, and as Chief Executive Officer and a member of the Board of Directors of WPC.

During 2017, we retained our advisor to provide advisory services in connection with identifying, evaluating, negotiating, financing, purchasing and disposing of investments, to perform day-to-day management services and certain administrative duties for us pursuant to the advisory agreement. The advisor earns asset management and other fees, and an affiliate of the advisor holds a membership interest in our operating partnership subsidiary entitling the affiliate to certain cash distributions. Asset management fees are payable in cash or shares of our common stock at our option, after consultation with the advisor. For 2017, we paid our advisor its asset management fees in shares of our common stock.

During 2017, we paid the advisor approximately $29.2 million in asset management fees. Our operating partnership paid approximately $26.7 million in distributions of available cash to an affiliate of our advisor pursuant to the operating partnership agreement.

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Certain Relationships and Related Transactions

In addition, in return for performing services related to CPA:17 – Global's investment acquisitions, the advisor is paid acquisition fees, a portion of which is payable upon acquisition of investments for making of such investments or for the development or construction of properties with the remainder subordinated to a preferred return threshold. During 2017, in connection with the acquisition of investments, we capitalized current and deferred acquisition fees of approximately $5.3 million and $4.2 million, respectively. During 2017, we made payments of current and deferred acquisition fees (including interest) to our advisor totaling approximately $5.4 million and $4.2 million, respectively. At December 31, 2017, unpaid installments of deferred acquisition fees (including interest) and unpaid current acquisition fees totaled approximately $6.6 million and $0.1 million, respectively. Pursuant to the advisory agreement with our advisor, the cumulative total acquisition costs that we incur, including acquisition fees paid to the advisor, may not exceed 6.0% of the aggregate contract purchase price of all investments, which is measured at the end of each year. As of the year ended December 31, 2017, cumulative total acquisition costs did not exceed 6.0%.

The advisor may also receive subordinated disposition fees for services provided in connection with CPA:17 – Global's liquidation subject to certain conditions. We did not incur any subordinated disposition fees during 2017.

We own interests in property-owning entities ranging from 6% to 97%, with the remaining interests held by WPC, CPA:18 – Global and third parties. At December 31, 2017, WPC owed $0.2 million to us primarily related to one of these jointly-owned entities.

Because we do not have our own employees, the advisor employs, directly and through its affiliates, officers and other personnel to provide services to us, including our Executive Officers. During 2017, we incurred approximately $8.9 million payable to the advisor or its affiliates to cover

(i) personnel expenses, which includes both cash compensation and employee benefits, but excludes amounts paid by the advisor to the Executive Officers (which are not reimbursable by us) and (ii) certain other overhead expenses, such as office rental expenses, which we pay a proportionate share of based on our gross revenues. In addition, during 2017, we capitalized personnel and overhead reimbursements of approximately $0.8 million.

Policies and Procedures With Respect to Related Party Transactions

All of the transactions that we enter into with related persons, such as our Directors, Officers, and their immediate family members, must be, after disclosure of such affiliation, approved or ratified by a majority of our Directors (including a majority of Independent Directors) who are not otherwise interested in the transaction. In addition, such Directors and Independent Directors must determine that (i) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our stockholders, and (ii) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm's-length basis. In addition, our Charter provides that we may purchase or lease assets from WPC, our advisor, our Directors or affiliates of any of the foregoing if a majority of our Directors (including a majority of Independent Directors) not otherwise interested in the transaction determines that: (a) such transaction is fair and reasonable to us and at a price equal to the cost of the asset to WPC, our advisor, our Directors or their affiliates, or (b) if the price to us is in excess of such cost, that there is a substantial justification for such excess and such excess is reasonable.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our Directors, Executive Officers and any persons who are the beneficial owners of more than 10% of our shares file reports of their ownership and changes in ownership of our shares with the SEC and to furnish us with copies of all such Section 16 reports that they file. Based upon a review of the copies of such reports furnished to us as filed with the SEC and other written representations that no other reports were required to be filed during the year, we believe that our Directors and Executive Officers were in compliance with the reporting requirements of Section 16(a) during 2017, except that Mr. Fox filed his initial statement of beneficial ownership on Form 3, reporting that he did not beneficially own any securities of the Company on the date he became our Chief Executive Officer and a Director, two weeks late due to an administrative error by the Company. We know of no stockholder who beneficially owned more than 10% of our stock.

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Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

From CPA:17 – Global's inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's auditors for 2018. PricewaterhouseCoopers LLP also serves as auditor for each of WPC, CPA:18 – Global, CWI 1, CWI 2 and Carey European Student Housing Fund I, L.P. A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.

Although stockholder ratification of PricewaterhouseCoopers LLP's appointment is not required by our Charter, our Bylaws or otherwise, the Board of

Directors is submitting the ratification of PricewaterhouseCoopers LLP's appointment for the year 2018 to the Company's stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the year 2018, but will not be obligated to terminate the appointment. Even if the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the committee determines that such a change would be in the Company's interests.

The Board recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2018.

Stockholder Communications

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Susan C. Hyde, Chief Administrative Officer and Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Directors as she considers appropriate. This monitoring process has been approved by our Independent Directors.

We must receive at our principal executive offices any proposal that a stockholder intends to present at CPA:17 – Global's 2019 Annual Meeting no later than December 27, 2018 in order to be included in CPA:17 – Global's Proxy Statement and form of proxy relating to the 2019 Annual Meeting pursuant to SEC Rule 14a-8 under the Exchange Act.

In addition, nominations by stockholders of candidates for Director or proposals of other business by stockholders, whether or not intended to be included in our proxy materials, must be submitted in accordance with our Bylaws in order to be considered at our 2019 Annual Meeting. Our Bylaws currently provide that, in order to bring any business or nominations before an annual meeting of stockholders, the stockholder must give timely notice of such nomination or proposal in writing to the Secretary of CPA:17 – Global. To be timely, a stockholder's notice must contain all the information set forth in Section 11 of Article II of our Bylaws and be delivered to the Secretary of CPA:17 – Global at the principal executive offices of CPA:17 – Global not earlier than 150 days nor later than 5:00 p.m., New York City Time, on the 120th day prior to the first anniversary of the mailing of the notice for the preceding year's annual meeting (unless the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, in which case the notice must be delivered to our Secretary not earlier than 150 days prior to the date of the annual meeting and not later than 5:00 p.m., New York City Time, on the later of the 120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made). Accordingly, under our current Bylaws, a stockholder nomination or proposal intended to be considered at the 2019 Annual Meeting must be received by us no earlier than November 27, 2018 and not later than December 27, 2018. Our Secretary will provide a copy of our Bylaws upon written request and without charge.

Stockholders and other interested persons who wish to send communications on any topic to the Board of Directors should address such communications in care of Ms. Susan C. Hyde, Chief Administrative Officer and Secretary, Corporate Property Associates 17 – Global Incorporated, 50 Rockefeller Plaza, New York, NY 10020.

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VIEW MATERIALS & VOTE w SCAN TO CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED ATTN: INVESTOR RELATIONS 50 ROCKEFELLER PLAZA, FL 2 NEW YORK, NY 10020 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E46874-P07500 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following Directors to serve until the 2019 annual meeting: 1. Election of Directors Nominees: 01) Dr. Marshall E. Blume 02) Jason E. Fox 03) Elizabeth P. Munson 04) Richard J. Pinola ! ! ! The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 2.Ratification of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2018. NOTE: Such other matters as may properly come before the meeting at the discretion of the proxy holders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. E46875-P07500 CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED Annual Meeting of Stockholders June 13, 2018 This proxy is solicited by the Board of Directors The undersigned stockholder of Corporate Property Associates 17 - Global Incorporated, a Maryland corporation (the "Company"), appoints Mallika Sinha and Susan C. Hyde, and each of them, with full power of substitution, as proxy to attend the Annual Meeting of Stockholders of the Company to be held at Corporate Property Associates 17 - Global Incorporated's executive offices, 50 Rockefeller Plaza, New York, New York 10020, on June 13, 2018, at 12:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. Continued and to be signed on reverse side